UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
August 23, 2005
Date of Report (Date of earliest event reported)
FIRST INDUSTRIAL REALTY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	1-13102 (Commission File Number)	36-3935116 (I.R.S. Employer Identification No.)
311 S. Wacker Drive, Suite 4000
Chicago, Illinois 60606
(Address of principal executive offices, zip code)
(312) 344-4300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On August 23, 2005, First Industrial Realty Trust, Inc. (the “Company”), First Industrial, L.P. (the “Operating Partnership”), JP Morgan Chase Bank, N.A. (as successor to Bank One, NA) and certain other lenders entered into an amendment and restatement (the “New Credit Facility”) of that certain Third Amended and Restated Unsecured Revolving Credit Agreement dated as of June 11, 2004 among the Operating Partnership, the Company, Bank One, NA and the other lenders thereunder (the “Old Credit Facility”). The New Credit Facility commitment provides for $500 million of borrowings by the Operating Partnership, which may be increased, subject to certain conditions, to $600 million. The New Credit Facility matures on September 28, 2008 and provides for interest only payments at LIBOR plus 62.5 basis points or at Prime, at the Operating Partnership’s election. The Company has fully and unconditionally guaranteed payment of borrowings under the New Credit Facility. The Operating Partnership intends to use the New Credit Facility for general business purposes, including, without limitation, working capital needs, interim financing of property acquisitions by the Operating Partnership and its affiliates and repayment of indebtedness. Each of the Company and the Operating Partnership has or may have had with one or more of the lenders party to the New Credit Facility customary banking relationships through which a variety of financial services are or were provided, including investment banking, underwriting, lending, commercial banking, treasury management, trustee and other advisory services, and for which such lenders will receive or have received customary fees and expenses.
The description herein of the New Credit Facility is qualified in its entirety, and the terms therein are incorporated herein, by reference to the New Credit Facility filed as Exhibit 10.1 hereto.
The Old Credit Facility commitment was for $300 million, which could be increased, subject to certain conditions, to $400 million. The Old Credit Facility matured on September 28, 2007 and provided for interest only payments at LIBOR plus 70 basis points or at a “Corporate Base Rate,” at the Operating Partnership’s election.
Item 1.02. Termination of a Material Definitive Agreement
The information set forth in Item 1.01 is incorporated herein by reference. In addition, concurrent with its entry into the New Credit Facility, the Operating Partnership repaid all outstanding advances under, and terminated, that certain $150 million senior unsecured line of credit, dated August 1, 2005, among the Operating Partnership, the Company and JP Morgan Chase Bank, N.A. (the “Line of Credit”). Outstanding advances under the Line of Credit were due in full on the earlier of September 15, 2005 or such time as the Operating Partnership amended or replaced the Old Credit Facility. The Line of Credit provided for interest only payments at LIBOR plus 70 basis points or at Prime, at the Operating Partnership’s election, and was fully and unconditionally guaranteed by the Company.

Item 2.03. Creation of a Direct Financial Obligation or an
Obligation under an Off-Balance Sheet Arrangement of Registrant
The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(c) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
10.1.	Fourth Amended and Restated Unsecured Revolving Credit Agreement dated as of August 23, 2005 among the Operating Partnership, the Company, JP Morgan Chase Bank, N.A. and the other lenders thereunder

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST INDUSTRIAL REALTY TRUST, INC.
By:	/s/ Scott A. Musil
	Name:	Scott A. Musil
Title: Sr. Vice President, Controller, Treasurer and Asst. Secretary

Date: August 24, 2005